UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

SANTO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 28, 2013, Santo Mining Corp., a Nevada corporation (the “Company”) filed a Current Report on Form 8-K to disclose that, on June 20, 2013 (the “Closing Date”), it entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Agreements”)) with the Hanover Holdings I, LLC, a New York limited liability company (“Hanover”), whereby the Hanover was to purchase up to $16,000,000 worth of the Company’s common stock, par value $0.00001 par value (the “Shares”), over the 36-month term of the Purchase Agreement.   Pursuant to the Purchase Agreement, the Company issued to Hanover 1,690,484 shares of Common Stock (the “Initial Commitment Shares”) in consideration for Hanover’s execution and delivery of the Purchase Agreement, all of which were previously issued. Additionally, prior to the Closing Date, Hanover deposited $90,000, as an Administrative Fee, into an escrow account, which has been disbursed to the Company.

Pursuant to the terms of the Registration Rights Agreement, the Company was required to issue 1,072,343 additional shares (the “Additional Commitment Shares”) of the Company’s common stock to Hanover. On August 14, 2013, the Company and Hanover executed an addendum (the “Addendum”) to the Purchase Agreement, pursuant to which Hanover would receive 536,172 of the Additional Commitment Shares on August 14, 2013 and 536,171 of the Additional Commitment Shares if the registration statement, pursuant to the Registration Rights Agreement, was not deemed effective within 30 calendar days. The Company issued 536,172 additional commitment shares to Hanover on August 14, 2013. As of the date of this Current Report on Form 8-K, the registration statement has been withdrawn and the remaining 536,171 shares have not been issued.

On January 22, 2014, the Company and Hanover entered into a termination agreement (the “Termination Agreement”), to cancel the Agreements, the Addendum, and all of the transactions contemplated thereby. Pursuant to the Termination Agreement, Hanover has agreed to cancel all shares of the Company’s common stock previously issued to Hanover, and to cancel the Company’s obligation to issue the final 536,171 shares. The Company is entitled to retain the $90,000 administrative fee received pursuant to the Purchase Agreement.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the provisions of the Termination Agreement filed as exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities

On February 6, 2014, the Company issued 8% Convertible Promissory Note  (the “Note”) to Hanover, in the principal amount of $90,00, with a maturity date of December 7, 2014.

The Note is convertible into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at any time beginning on the date that is one hundred eighty (180) days following the date of the Note and ending on the Maturity Date, at a fixed price of $0.06.  The Note is subject to customary default provisions, including failure to issue common stock upon conversion (the “Conversion Default”). Upon the occurrence of an event of default, the interest rate shall be increased to 18% per annum.

The Company issued the Note in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the Note was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

The foregoing description of the terms of the Note is qualified in its entirety by reference to the provisions of the Note filed as Exhibit 4.1, to this Report, respectively, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
4.1	Form of Note,

10.1	Termination Agreement, dated as of January 22, 2014, by and between Hanover Holdings I, LLC. and Santo Mining Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2014

SANTO MINING CORP.

By:	/s/ ALAIN FRENCH
Alain French President and Chief Executive Officer